EXHIBIT 99.1

PhytoMedical Acquires Worldwide License Rights to Patented Novel Anti-Cancer Compounds from Dartmouth College

Patented anti-cancer compounds kill difficult-to-treat human cancer cells, including glioblastoma (brain cancer), colon cancer, and small cell lung cancer, in ongoing in vitro tests.

Princeton, NJ – August 11, 2008 - PhytoMedical Technologies, Inc. (OTCBB: PYTO) (FWB: ET6), today announced that it has entered into an exclusive worldwide license agreement with Dartmouth College to develop, market and distribute new anti-tumor bis-acridines, bis-ellipticines and bis-carbazoles known as intercalating agents developed by leading researcher, Dr. Gordon Gribble, of Dartmouth College.

Under terms of the agreement, PhytoMedical agreed to pay an undisclosed license fee and milestone payments to Dartmouth. The Company plans to develop these innovative anti-cancer compounds as a new class of compounds for cancer treatment, unique among existing pharmacological treatments. A series of ongoing tests on human cancer cells have demonstrated the anti-tumor capability of these compounds, prompting the Company to undertake further testing and development.

“We are very pleased to enter into this agreement with Dartmouth College,” stated Mr. Greg Wujek, President and CEO of PhytoMedical Technologies, Inc. “Dr. Gordon Gribble, who developed these intercalating agents and leads the research project, has been a chemistry professor at Dartmouth for over three decades and currently holds an endowed Chair as “The Dartmouth Professor of Chemistry.” The development Dr. Gribble’s compounds holds promise as a potentially entirely new class of compounds to help fight cancer.”

These anti-cancer compounds are designed to bind more tightly to cancer cell DNA than many conventional anticancer drugs by a process called bis-intercalation or “double binding,” much like a molecular staple. Because the DNA is the blueprint of life for the cancer cell, such binding stops the replication of the DNA, which prevents the growth of the cancer cell and it dies.

About PhytoMedical Technologies, Inc.

PhytoMedical Technologies, Inc. (OTCBB: PYTO; Frankfurt Stock Exchange: ET6), together with its wholly owned subsidiaries, is a pharmaceutical company focused on research, development and commercialization of pharmaceutical products.

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